                                     This Instrument Prepared By

                                      /s/  Donna J. Quisenberry
                                      ------------------------------
                                      Donna J. Quisenberry
                                      Delmarva Power & Light Company
                                      800 King Street
                                      Wilmington, DE  19801


================================================================================


                       DELMARVA POWER & LIGHT COMPANY



                                     TO



                               CHEMICAL BANK,
                                  Trustee.



                              ----------------



                          EIGHTY-FIFTH SUPPLEMENTAL
                                  INDENTURE



                              ----------------



                        Effective as of July 1, 1993
           (but executed on the dates shown on the execution page)


================================================================================

                       DELMARVA POWER & LIGHT COMPANY

                     Eighty-Fifth Supplemental Indenture
                        Effective as of July 1, 1993

                               ---------------

                             TABLE OF CONTENTS*

                               ---------------

                                                                 PAGE
Parties........................................................   1

Recitals.......................................................   1

Form of Bond of the July 2003 Series...........................   2

Recitals.......................................................   6

Granting Clauses...............................................   6

Description of Property........................................   7

Appurtenances..................................................   9

After Acquired Property Clause.................................   9

Properties Excepted from Lien and Operation of Indenture.......   9

Habendum.......................................................   9

Subject Clause.................................................  10

Grant in Trust.................................................  10

                                  ARTICLE I

            DESIGNATIONS, PROVISIONS, DENOMINATIONS AND ISSUANCE
                      OF BONDS OF THE JULY 2003 SERIES

Sec. 1.  Designations, Provisions and Denominations of Bonds
               of the July 2003 Series.........................  10

Sec. 2.  Limitation of Principal Amount of Bonds of the
               July 2003 Series................................  11

Sec. 3.  Issuance of Bonds of the July 2003 Series.............  11

- ----------------------

         * The Table of Contents and recording data are not part of the Eighty-Fifth Supplemental Indenture as executed.

                                 ARTICLE II

                                MISCELLANEOUS

                                                                 PAGE
Sec. 1.  Original Indenture Confirmed as Supplemented..........  11

Sec. 2.  Execution of Counterparts.............................  11

Sec. 3.  Recitals are by Company...............................  11

Sec. 4.  Names and Addresses of Debtor and Secured Party.......  11

Sec. 5.  Company Acknowledgment................................  11

Testimonium....................................................  12

Signatures and Seals...........................................  12

Acknowledgements...............................................  13

Certificate of Residence.......................................  15

Recordation Data...............................................  16


      This EIGHTY-FIFTH SUPPLEMENTAL INDENTURE, effective as of the 1st day of July, 1993 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the Company, party of the first part, and CHEMICAL BANK, a corporation of the State of New York, hereinafter called the Trustee, party of the second part;

      WITNESSETH:

      WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this Eighty-Fifth Supplemental Indenture called the "Original Indenture"), dated as of October 1, 1943, to the New York Trust Company, a corporation of the State of New York, as Trustee, to which Chemical Bank is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

      WHEREAS, the Original Indenture has been supplemented by eighty-four supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this Eighty-Fifth Supplemental Indenture, is hereinafter in this Eighty-Fifth Supplemental Indenture called the "Indenture"); and

      WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to any coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

      WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a series of bonds to be designated as First Mortgage Bonds, 6.40% Series due July 1, 2003 (hereinafter sometimes referred to as the "July 2003 Series Bonds" or the "bonds of the July 2003 Series"), which said July 2003 Series Bonds are to be substantially in the following form:

                           [FORM OF FACE OF BOND]

                       DELMARVA POWER & LIGHT COMPANY

                             FIRST MORTGAGE BOND

                        6.40% Series due July 1, 2003

Number:
            ---


      DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (hereinafter called the Company), for value received, hereby promises to pay to . . . . . . . . . . . . . . or registered assigns, the sum of . . . . . . . . .  . . . Dollars on July 1, 2003, at the
office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon, semi-annually on January 1 and July 1 of each year at the rate of six and forty hundredths percent (6.40%) per annum, at said office or agency in like coin or currency, from the first day of January or July, as the case may be, to which interest has been paid preceding the date hereof (unless the date hereof is a January 1 or July 1 on which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to January 1, 1994, in which case from July 1, 1993), until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

      This bond shall not become valid or obligatory for any purpose until CHEMICAL BANK, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

      IN WITNESS WHEREOF, DELMARVA POWER & LIGHT COMPANY has caused this bond to be signed in its name with the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

Seal:


Attest:                                  DELMARVA POWER & LIGHT COMPANY


                                         By
- -------------------------                  -------------------------------
    Secretary                                   President



                    Trustee's Authentication Certificate
                    ------------------------------------

This bond is one of the bonds of the series herein designated, provided for in the within-mentioned mortgage.

                                                Chemical Bank, Trustee



                                                By
                                                   -----------------------------

                                                       Authorized Officer


                          [FORM OF REVERSE OF BOND]

                       DELMARVA POWER & LIGHT COMPANY
                             FIRST MORTGAGE BOND

                        6.40% Series due July 1, 2003


      This bond is one of an issue of bonds of the Company (herein referred to as the "bonds"), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned provided, and is one of a series known as First Mortgage Bonds, 6.40% Series due July 1, 2003 (herein sometimes referred to as "bonds of the July 2003 Series"). All bonds of all series issued and to be issued under and equally and ratably secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by the Mortgage and Deed of Trust, dated as of October 1, 1943, executed by the Company to THE NEW YORK TRUST COMPANY, as Trustee, to which CHEMICAL BANK, a corporation of the State of New York, is successor Trustee (herein, together with any indentures supplemental thereto, including an Eighty-Fifth

Supplemental Indenture, dated as of July 1, 1993, called the "Mortgage"), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage), evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holders of the bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of the one or more series, taken in the aggregate, affected (determined as provided in the Mortgage), evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding. Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this bond at the time and place, at the rate and in the coin or currency herein prescribed.

      The fully registered bonds of the July 2003 Series are issuable in denominations of $1,000 and any integral multiple thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York and in the manner and subject to the limitations provided in the Mortgage, fully registered bonds of such series may be exchanged for a like aggregate principal amount of fully registered bonds of such series of other authorized denominations, and in each case without payment of any service or other similar charge as provided in said Eighty-Fifth Supplemental Indenture.

      The bonds of the July 2003 Series shall not be subject to redemption prior to maturity.

      The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

      This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said Borough of Manhattan, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge as provided in said Eighty-Fifth Supplemental Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

      No recourse shall be had for the payment of the principal of, premium, if any, and interest on, this bond, or for any claim based hereon, or otherwise in respect hereof, or based on, or in respect of, the Mortgage, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                            [END OF FORM OF BOND]

      WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the July 2003 Series Bonds, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Original Indenture and indentures supplemental thereto, have been performed; and

      WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures, supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Original Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this Eighty-Fifth Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue the July 2003 Series Bonds; and the Company therefore deems it advisable to enter into this Eighty-Fifth Supplemental Indenture in the form and terms hereof; and

      WHEREAS, the execution and delivery of this Eighty-Fifth Supplemental Indenture has been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Eighty-Fifth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

      NOW, THEREFORE, in order further to secure the payment of the principal and interest and premium, if any, of all bonds issued and to be issued under the Original Indenture and any indentures supplemental thereto, including this Eighty-Fifth Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and any indentures supplemental thereto, including this Eighty-Fifth Supplemental Indenture, contained and to subject to the lien of the Original Indenture, as so supplemented, with the same force and effect as though included in the granting clause thereof, additional property now owned by the Company, and for and in consideration of the premises and of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery hereof, and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this Eighty-Fifth Supplemental Indenture, and hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents doth grant, bargain, sell release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Indenture, unto CHEMICAL BANK, as trustee, and to its successors in trust and to its and their assigns forever, all the following described properties of the Company, and doth hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenants in common, except as permitted by, and in conformity with, the provision of the Original Indenture, as supplemented, and particularly of Article IX of the Original Indenture:

      All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as in the Original Indenture expressly excepted from the lien and operation of the Indenture).

      The property covered by this Eighty-Fifth Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

      All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, gas manufacturing plants, ice and cold storage plants, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, gas transportation mains, gas distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal storage yards, and poleyards now or hereafter owned by the Company, including all electric works, power houses, generators, turbines, boilers, engines, furnaces, retorts, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage holders, regulators, gas works, pipes, pipe lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, gas, ice, steam and hot water, and furnishing cold storage, now or hereafter owned by the Company, together with all furniture and fixtures located in the aforesaid buildings, and all land now or hereafter owned by the Company on which the same or any part thereof are situated, and all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands now or hereafter owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works, and all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights, servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same now or hereafter owned by the Company, and all of the other property, real, personal or mixed, now or hereafter owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in any way appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and wherever situated, and all of the Company's presently held or hereafter acquired right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto, and all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private, and (except as hereinafter expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described, and, as to all of the foregoing, whether now owned by the Company or hereafter acquired by the Company.

      Without limitation of the generality of the foregoing, the parcels of land situate as hereinafter set forth and owned by the Company, and whether used or not used in connection with the Company's operations, which real estate was conveyed to the Company as hereinafter set forth by the following conveyances to which reference is made for a more particular description, to wit:

      No. 1 - All that certain piece, parcel or tract of land situate in the Township of Lower Providence, County of Montgomery, State of Pennsylvania, bounded and described in accordance with a map for Valley Forge Industrial Park, Inc. (now Valley Forge Corporate Center, Inc.) by Yerkes Engineering Co. dated August 17, 1959 and more particularly described in and was conveyed to Delmarva Power & Light Company by a deed of Philadelphia Electric Company, dated July 17, 1992 and recorded January 7, 1993 in the Montgomery County Commissioners Registry in and for Montgomery County, State of Delaware, in Deed Book 5031, Page 583.

      The above properties and rights are designated "498" for the purposes of the Original Indenture and all indentures supplemental thereto. Also all other lands and buildings and improvements thereon erected hereafter acquired.

      Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that all property, rights and franchises acquired by the Company after the date hereof (except any in the Original Indenture expressly excepted) shall (subject to the provisions of
Section 9.01 of the Original Indenture and to the extent permitted by law) be as fully embraced within the lien of the Original Indenture and any indentures supplemental thereto, including this Eighty-Fifth Supplemental Indenture, as if such property, rights and franchises were at the time of the execution of the Original Indenture owned by the Company and/or specifically described therein and conveyed thereby and as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;

      Provided that, in addition to the reservations and exceptions herein and elsewhere contained, the following are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this Eighty-Fifth Supplemental Indenture, viz.: (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in or pursuant to the Original Indenture or any indenture supplemental thereto, including this Eighty-Fifth Supplemental Indenture, specifically pledged or deposited or delivered or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; and (3) all judgments, contracts, accounts and choses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this Eighty-Fifth Supplemental Indenture, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall take possession of the mortgaged and pledged property in the manner provided in Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture.

      TO HAVE AND TO HOLD all such properties, real, personal, or mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trusts created in the Indenture and its and their assigns forever;

      SUBJECT, HOWEVER, to any reservations, exceptions, conditions, limitations and restrictions contained in several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired, and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the character defined in the Original Indenture as "excepted encumbrances" in so far as the same may attach to any of the property embraced herein;

      IN TRUST NEVERTHELESS upon the terms, trusts, uses and purposes specifically set forth in the Indenture; this Eighty-Fifth Supplemental Indenture being made for the purpose, inter alia, of subjecting the real estate
                                      ----- ----
and premises and other property above described to the lien and operation of the Indenture, so that the same shall be held specifically by the Trustee under and subject to the terms and conditions of the Original Indenture in identically the same manner and for the same trusts, uses and purposes, as though the said real estate and premises and other property had been specifically described in the Original Indenture.

      AND IT IS HEREBY FURTHER COVENANTED AND AGREED and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:

                                 ARTICLE I.

             DESIGNATION, PROVISIONS, DENOMINATIONS AND ISSUANCE
                      OF BONDS OF THE JULY 2003 SERIES


      SECTION 1. The bonds of the July 2003 Series shall be designated "First Mortgage Bonds, 6.40% Series due July 1, 2003." All bonds of the July 2003 Series shall be fully registered bonds. All bonds of the July 2003 Series shall be dated the date of issue, and shall bear interest from the first day of January or July, as the case may be, to which interest has been paid preceding the date thereof, unless such date is a January 1 or July 1 on which interest has been paid, in which case they shall bear interest from such date, or unless such date is prior to January 1, 1994, in which case they shall bear interest from July 1, 1993. All bonds of the July 2003 Series shall be payable on July 1, 2003, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and shall bear interest, payable in like coin and currency, at the rate of six and forty hundredths percent (6.40%) per annum, payable semi-annually on January 1 and July 1 of each year, until maturity, and at the highest rate of interest borne by any of the bonds outstanding under the Original Indenture and any indenture supplemental thereto, from such date of maturity until they shall be paid or payment thereof shall have been duly provided for. Principal of, and interest on, the bonds of the July 2003 Series shall be payable at the office or agency of the Company in the Borough of Manhattan, the City of New York.

      No bonds of the July 2003 Series shall be redeemable prior to maturity.

      Bonds of the July 2003 Series shall be issuable in denominations of $1,000 and multiples thereof. Bonds of the July 2003 Series may be exchanged at the option of the holders thereof, for a like aggregate principal amount of fully registered bonds of such series of other authorized denominations.

      No service or other similar charge shall be made for any exchange, transfer, or registration of the bonds of the July 2003 Series, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto.

      SECTION 2. The principal amount of the bonds of the July 2003 Series which may be authenticated and delivered hereunder is not limited, except as the Original Indenture, as amended, limits the principal amount of bonds which may be issued thereunder.

      SECTION 3. Bonds of the July 2003 Series for the aggregate principal amount of $90,000,000, being the initial issue of bonds of said Series, shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered, either before or after the recording hereof, in accordance with the request of the Company, signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, upon compliance by the Company with the applicable provisions of Articles III and IV of the Original Indenture, as amended.

                                 ARTICLE II.

                                MISCELLANEOUS


      SECTION 1. As supplemented and amended by this Eighty-Fifth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this Eighty-Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      SECTION 2. This Eighty-Fifth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

      SECTION 3. The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

      SECTION 4. The debtor and its mailing address are Delmarva Power & Light Company, 800 King Street, P.O. Box 231, Wilmington, Delaware 19899. The secured party and its address, from which information concerning the security interest hereunder may be obtained, are Chemical Bank, 450 West 33rd Street, New York, New York 10001, Attn: Corporate Trustee Administration Department.

      SECTION 5. The Company acknowledges that it received a true and correct copy of this Eighty-Fifth Supplemental Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by a Trust Officer, effective as of the 1st day of July, 1993.


                                DELMARVA POWER & LIGHT COMPANY



Date of Execution           By  /s/  B. S. Graham
June 25, 1993                   -------------------------------------
- ------------------              B. S. GRAHAM, VICE PRESIDENT



[Seal]

                            Attest:

                                /s/  D. P. Connelly
                                -------------------------------------
                                D. P. CONNELLY, SECRETARY



                                CHEMICAL BANK



Date of Execution           By  /s/  W. B. Dodge
June 25, 1993                   -------------------------------------
- ------------------              W. B. DODGE, VICE PRESIDENT



[Seal]

                            Attest:

                                /s/  J. Kirsch
                                ------------------------------------
                                J. KIRSCH, TRUST OFFICER

STATE OF DELAWARE  )
                   )  SS.
NEW CASTLE COUNTY  )


      BE IT REMEMBERED that on this 25th day of June A.D. 1993, personally came before me, a notary public for the State of Delaware, B. S. GRAHAM, Vice President of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, party to the foregoing instrument, known to me personally to be such, and acknowledged the said instrument to be her own act and deed and the act and deed of said corporation; that the signature of said Vice President is in her own proper handwriting; that the seal affixed is the common or corporate seal of the said corporation; and that her act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of said corporation.

      GIVEN under my hand and official seal the day and year aforesaid.



                                    /s/  Sheryl R. Hynson
                                    -----------------------------
                                                   Notary Public

                                    Notary Public, State of Delaware
                                    My Commission expires March 16, 1995
[Seal]

STATE OF NEW YORK   )
                    )  SS.
COUNTY OF NEW YORK  )


      BE IT REMEMBERED that on this 25th day of June A.D. 1993, personally came before me, a Notary Public for the State of New York, W. B. DODGE, Vice President of CHEMICAL BANK, a corporation of the State of New York, party to the foregoing instrument, known to me personally to be such, and acknowledged the said instrument to be his own act and deed and the act and deed of said corporation; that the signature of said Vice President is his own proper handwriting; that the seal affixed is the common or corporate seal of said corporation; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of said Corporation.

      GIVEN under my hand and official seal the day and year aforesaid.



                                    /s/  Emily Fayan
                                    -----------------------------
                                                   Notary Public

                                    Notary Public, State of New York
                                    No. 24-4737006
                                    Qualified in Kings County
                                    Certificate in New York County
                                    Commission Expires December 31, 1993
[Seal]

                          CERTIFICATE OF RESIDENCE


      CHEMICAL BANK, successor Trustee to the Trustee within named, by merger, hereby certifies that its precise residence is 450 West 33rd Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

                                        CHEMICAL BANK



                                By:     /s/  J. Kirsch
                                        ------------------------
                                        J. KIRSCH, TRUST OFFICER

                              RECORDATION DATA


      Executed Counterparts of the Eighty-Fifth Supplemental Indenture were recorded in Real Property Mortgage Records as follows:

                            Received         Mortgage Records
State and County           for Record       Book           Page
- ------------------         ----------       ----           ----
DELAWARE:
  New Castle                 06/29/93       2907            246
  Kent                       06/29/93       0046            308
  Sussex                     06/30/93       1781            094
PENNSYLVANIA:
  Armstrong                  06/28/93       1305            243
  Adams                      06/28/93       0745            129
  Bedford                    06/28/93       0524            186
  Blair                      06/29/93       1075            497
  Cambria                    06/29/93       0835            506
  Cumberland                 06/28/93       1145            830
  Delaware                   06/29/93       1112            795
  Franklin                   06/28/93       0889            361
  Huntingdon                 06/28/93       0328            440
  Indiana                    06/28/93       0470            757
  Lancaster                  06/28/93       3947            002
  Westmoreland               06/28/93       3154            233
  York                       06/28/93       0662            230
NEW JERSEY:
  Burlington                 09/02/93       5180            220
  Camden                     06/29/93       4007            168
  Gloucester                 06/29/93       2403            044
  Mercer                     06/29/93       2798            263
  Middlesex                  06/29/93       4476            015
  Salem                      06/29/93       0719            162
  Somerset                   06/29/93       2275            675
  Warren                     06/29/93       1411            321
MARYLAND:
  Caroline                   06/29/93       0253            232
  Cecil                      06/29/93       0441            040
  Dorchester                 06/28/93       0289            839
  Kent                       06/30/93       0042            359
  Queen Anne's               06/30/93       0431            778
  Somerset                   06/29/93       0412            704
  Talbot                     06/30/93       0754            247
  Wicomico                   06/29/93       1344            488
  Worcester                  06/29/93       1946            536
VIRGINIA:
  Accomack                   06/30/93       0644            533
  Northampton                06/30/93       0262            008
